SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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SM & A

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SM&A
(Formerly Emergent Information Technologies, Inc.)
4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660
_______________

Notice of Annual Meeting of Shareholders
To Be Held on Wednesday, June 5, 2002
_______________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of SM&A (formerly Emergent Information Technologies, Inc.) a California corporation (hereinafter, the “Company”), will be held on Wednesday, June 5, 2002 at 10:00 a.m. (Pacific Daylight Time), at the Sutton Place Hotel, 4500 MacArthur Blvd, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1.  To elect seven (7) members of the Board of Directors to serve until the next Annual Meeting of Shareholders.

     2.  To approve an amendment to the Company’s Amended and Restated Stock Purchase Plan, increasing the number of shares of common stock available under the Restated Stock Purchase Plan to 1,050,000 shares and changing the Purchase Dates to quarterly versus semi-annually.

     3.  To ratify the appointment of Ernst & Young LLP as the independent auditor for the Company for fiscal year ending December 31, 2002; and

     4.  To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders attending the Annual Meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Cathy L. Wood, Secretary

Newport Beach, California
April 15, 2002

Your Vote Is Important

     You are cordially invited to attend the Annual Meeting. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed Proxy in the envelope provided. Returning a signed Proxy will not prevent you from voting in person at the Annual Meeting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Management of the Company
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation
Certain Relationships and Related Transactions
Board Compensation Committee Report on Executive Compensation
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
Exhibit A
Exhibit B
Exhibit C
Exhibit D
Exhibit E

SM&A
(Formerly Emergent Information Technologies, Inc.)
4695 MacArthur Court, Eighth Floor
Newport Beach, California 92660

Annual Meeting of Shareholders
Wednesday, June 5, 2002
________________

Proxy Statement
_______________

Introduction

     This Proxy Statement is furnished to the shareholders of SM&A (formerly Emergent Information Technologies, Inc.) a California corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on June 5, 2002, at the Sutton Place Hotel, 4500 Mac Arthur Blvd, Newport Beach, California 92660 and at any and all adjournments and postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to all shareholders on or about April 26, 2002.

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder with respect to the matters described therein. If no direction is made, the shares represented by each properly executed proxy will be voted FOR management’s nominees for the Board of Directors, FOR the proposed amendment to the Company’s Amended and Restated Stock Purchase Plan, FOR ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2002, and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

     Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

     Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on April 8, 2002, are entitled to notice of and vote at the Annual Meeting. As of April 1, 2002, the Company had issued and outstanding 19,447,368 shares of Common Stock. Each share of Common Stock issued and outstanding on the record date of April 8, 2002 (the “Record Date”) is entitled to one vote at the Annual Meeting.

     The holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. The seven nominees for director having the highest number of votes will be elected. Except as otherwise provided by statute, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the person appointed by the Company to act as inspector of election for the Annual Meeting.

     The inspector of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat shares of voting stock represented by “broker non-votes” (i.e., shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Abstentions or broker non-votes will have no effect on the election of Directors. Except as otherwise provided by statute, all other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock represented and entitled to vote thereat. Therefore, abstentions concerning a particular proposal will have the same effect as votes against such proposal.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

     Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom have consented to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows: Steven S. Myers, J. Christopher Lewis, Luther J. Nussbaum, Albert S. Nagy, John R. Woodhull, Wade R. Olson, and Robert J. Untracht.

     Management proxies will be voted FOR the election of the above-named nominees unless the shareholders indicate that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director, due to an event not now anticipated, the proxies will be voted for such substitute nominee if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

The Board recommends that shareholders vote “for” election of each of the nominees listed above. Proxies and voting instructions will be voted in favor of the election of each of the nominees listed above unless the Shareholder specifies otherwise.

Management of the Company

     Set forth below is certain information with respect to the Company’s current executive officers and nominees of the Board of Directors of the Company.

Name	Age	Position

Steven S. Myers	55	Chairman, President and Chief Executive Officer
Cathy L. Wood	54	Chief Financial Officer and Secretary
Thomas J. Amrhein	62	Group President and General Manager
Judy L. Bedar	50	Vice President, Corporate Controller and Chief Accounting Officer
J. Christopher Lewis(1)(2)	46	Director
Luther J. Nussbaum(1)	55	Director
Albert S. Nagy(1)(2)	56	Director
John R. Woodhull(1)(2)	68	Director
Wade R. Olson	43	Director Nominee
Robert J. Untracht	53	Director Nominee

(1)	Member of the Audit Committee during fiscal year ended December 31, 2001. If elected to the Board of Directors, Albert S. Nagy, Luther J. Nussbaum, and Robert J. Untracht will serve as members of the Audit Committee for the fiscal year ending December 31, 2002.

(2)	Member of the Compensation Committee during fiscal year ended December 31, 2001. Vincent Smith and Joseph Fuller served as members of the Board of Directors and the Compensation Committee through May 4, 2001 and June 5, 2001, respectively, and voluntarily submitted their resignations. If elected to the Board of Directors, J. Christopher Lewis, John R. Woodhull, and Wade R. Olson will serve as members of the Compensation Committee for the fiscal year ending December 31, 2002.

     Steven S. Myers founded the Company in 1982 and has served as its Chief Executive Officer, President and Chairman of the Board for most of the Company’s existence since its incorporation in 1985. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a B.S. in mathematics from Stanford University.

     Cathy L. Wood has served as the Company’s Chief Financial Officer since August 2000. In February 2001, Ms. Wood was named Corporate Secretary. Ms. Wood became a full-time employee of the Company in November 2001 when she entered into a two-year Employment Agreement with the Company. Ms. Wood is also the President of Financial Management Partners, a consulting firm that specializes in financial consulting. Prior to entering into her Employment Agreement with the Company in November, 2001, Ms. Wood provided services to the Company in her capacity as the President of Financial Management Partners. From August 1997 to December 1999, Ms. Wood served as Executive Vice President, Chief Financial Officer and Secretary for PIA Merchandising, Inc. Ms. Wood served as Vice President and Chief Financial Officer of Giant Group, Ltd., a NYSE listed company specializing in acquisitions, from 1995 to 1997. Ms. Wood has also served in various capacities at Wherehouse Entertainment, Inc., and served as a Vice President at Mellon Bank, N.A. Ms. Wood is also a director and a member of the compensation committee of Plan b Solutions.

     Thomas J. Amrhein joined the Company in January 1995 and held the position of Associate in 1995 and Vice President from 1996 through 1998. Mr. Amrhein was promoted to Group President and General Manager in late 1998. Mr. Amrhein holds a B.S. in mechanical engineering from Virginia Polytechnic Institute and an M.S. in industrial and systems engineering from the University of Florida.

     Judy L. Bedar has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since December 2001. From 1986 until joining the Company, Ms. Bedar worked in public accounting, most recently with Ernst & Young LLP. Prior to 1986, Ms. Bedar served in various capacities at both Southwestern Bell and Pacific Bell. Ms. Bedar holds a B.B.A. in accounting from Stephen F. Austin University in Texas and is a Certified Public Accountant in the state of California.

     J. Christopher Lewis was elected a director of the Company in September 1996. Since 1981, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, equity investors in Southern California-based enterprises. Mr. Lewis also serves as a director of California Beach Restaurants, Inc., Tetra Tech, Inc. and several private companies. Mr. Lewis holds a B.S. in business administration and finance and an M.B.A. in finance from the University of Southern California.

     Albert S. Nagy was elected a director of the Company in June 2000. Mr. Nagy has been the Chief Executive Officer of The Nagy Group since November 1991. Mr. Nagy also serves as a director of Thyssen Krupp Elevator and several private companies. Mr. Nagy holds a B.A. in political science from Denison University and an M.A. in international relations from Claremont Graduate School.

     Luther J. Nussbaum was elected a director of the Company in June 2000. Since October 1998, Mr. Nussbaum has served as the Chairman and Chief Executive Officer of First Consulting Group, Inc., an information technology services firm that provides consulting, systems integration and outsourcing to the healthcare and life sciences industries. From 1995 to 1998, Mr. Nussbaum served as Executive Vice President and member of the office of the president of First Consulting Group, Inc. From 1993 to 1995, Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm. Mr. Nussbaum received a B.A. from Rhodes College and an M.B.A. from Stanford University.

     Wade R. Olson is President, Chief Executive Officer and Founder of Precept, a fee based Human Capital Management firm. Precept has assisted companies across the country in identifying, isolating, measuring and professionally managing factors that impact human capital program cost and performance results. Prior to founding Precept, Mr. Olson spent five years with UNUM Insurance Company. Mr. Olson also holds the title of Executive Vice President and owner of Proview Advanced Solutions, a Third Party administrator specializing in outsourcing Human Resource services. Proview provides cost effective alternatives to hiring internal resources to respond to benefit administration and data management services. Mr. Olson also lectures at the University of California, Irvine and has been a resource speaker for over 100 TEC (The Executive Committee) groups since 1989. Mr. Olson holds a B.S. in Business Administration from Oregon State University.

     Robert J. Untracht is a private investor and an Associate Professor of Accounting at the New York Institute of Technology in Old Westbury, New York. He has also taught accounting classes at UCLA. Mr. Untracht previously held positions with Ernst & Young LLP from 1981 through 1998 ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services. From 1974 to 1981 with Deloitte & Touche LLP, Mr. Untracht was responsible for conducting audits of aerospace, defense and manufacturing industry clients. Mr. Untracht holds a B.S. in computer technology from the New York Institute of Technology, an M.B.A. in finance and accounting from the State University of New York, and a J.D. from Southwestern University School of Law. Mr. Untracht is a CPA in New York and California, a member of the AICPA and the State Society of CPAs in California and New York and is admitted to the State Bar of California.

     John R. Woodhull was elected a director of the Company in June 2001. Mr. Woodhull has formerly served as director, Chairman, President and Chief Executive Officer of Logicon, Inc., a NYSE listed company from 1969 to 1997. Logicon, an information technology company, was acquired by Northrop-Grumman in August 1997 and Mr. Woodhull continued as President through December 1998. Mr. Woodhull currently serves on the boards of directors of FirstFed Financial Corporation, the Chief Executives Organization, and the Los Angeles Metropolitan YMCA. Mr. Woodhull holds a B.S. in engineering physics and an M.S. in applied mathematics from the University of Colorado at Boulder.

Meetings of Board and Committees

     The Board of Directors held six meetings during the fiscal year ended December 31, 2001, and has held one meeting since the end of such fiscal year. Among the incumbent nominees for membership on the Board of Directors, none attended fewer than 75% of the aggregate of the meetings of the Board of Directors during the 2001 fiscal year.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee and, in practice, the entire Board performs the function of such Committee.

Audit Committee

     The Company has a standing Audit Committee (the “Audit Committee”) of the Board of Directors. In 2001, the Audit Committee consisted of J. Christopher Lewis, Luther Nussbaum, and John Woodhull who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards). If elected to the Board of Directors, Albert S. Nagy, Luther J. Nussbaum and Robert J. Untracht will serve as members of the Audit Committee for the fiscal year ending December 31, 2002.

     The Board of Directors adopted the amended Charter for the Audit Committee that is attached as Exhibit A.

     The Audit Committee held four meetings during the 2001 fiscal year. None of the members of the Audit Committee attended fewer than 75% of the aggregate of the meetings of the Audit Committee during the 2001 fiscal year.

Compensation Committee

     During the fiscal year ended December 31, 2001, the Compensation Committee consisted of Albert S. Nagy, J. Christopher Lewis and John R. Woodhull. If elected to the Board of Directors, J. Christopher Lewis, John R. Woodhull and Wade R. Olson will serve as members of the Compensation Committee for the fiscal year ending December 31, 2002. The Compensation Committee establishes salaries and other forms of compensation for officers and other key employees of the Company and administers the Company’s stock option plan.

     The Board of Directors adopted amended the Charter for the Compensation Committee that is attached as Exhibit B.

     During the fiscal year ended December 31, 2001, the Compensation Committee held two meetings. None of the members of the Compensation Committee attended fewer than 75% of the aggregate of the meetings of such Committee during the 2001 fiscal year.

Director Compensation

     All Directors are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     The Company may periodically award options to its Directors under its Amended and Restated 1997 Stock Option Plan. Options granted to non-employee Directors of the Company under the Plan typically have a term not to exceed ten years and an exercise price in an amount determined by the Board of Directors or a committee thereof administering the Plan. As of April 1, 2002, options to purchase an aggregate of 1,288,000 shares of the Company’s Common Stock had been issued under the Plan to the Company’s current directors and executive officers (of which 160,000 have been relinquished), at exercise prices ranging from $1.16 to $16.75 per share.

     The Company’s Directors receive no cash compensation in consideration for their services, except that they are eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings.

     The Company’s Amended and Restated Articles of Incorporation and the Bylaws provide for indemnification of the Company’s directors and executive officers to the extent permissible under California law. The Company generally enters into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. Among other things, these agreements provide that the Company will indemnify, subject to certain requirements, the Company’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services by such person as a director or executive officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of April 1, 2002, regarding the beneficial ownership of the Company’s Common Stock by: (i) all persons known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each director, director nominee and Named Executive Officer (as hereinafter defined) of the Company, and (iii) all directors and current executive officers as a group.

	Amount and Nature
	of Beneficial	Percentage of
Name and Address of Beneficial Owner	Ownership	Common Stock

Steven S. Myers(1)	7,385,573	37.98%
Trustee of the Steven Myers Revocable Trust, dated December 1, 2000
Paula K. Mathis(2)	3,316,838	17.06%
Trustee of the Paula K. Mathis Trust, dated November 17, 2000
Jess M. Ravich and James B. Upchurch(3)	1,800,000	9.26%
Richard J. Riordan(4)	1,283,892	6.60%
Cathy L. Wood(5)	156,250	*
Thomas J. Amrhein(6)	158,336	*
Judy L. Bedar	100	*
J. Christopher Lewis(7)	309,892	1.59%
Luther J. Nussbaum(8)	12,500	*
Albert S. Nagy(9)	131,300	*
John R. Woodhull(10)	—	*
Ajaykumar K. Patel(11)	21,435	*
Robert J. Untracht(12)	—	*
Wade R. Olson(13)	—	*
All current directors and current executive officers as a group (8 persons)	4,837,113	24.87%

*	Less than 1%

(1)	Includes 3,316,838 shares held directly by the Paula K. Mathis Trust over which Mr. Myers holds sole voting power pursuant to a marital settlement agreement. Includes 428,226 shares owned directly by SummitJets, Inc., the sole shareholder of which is Mr. Myers. Address is c/o SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(2)	Mr. Myers holds the right to vote the indicated shares directly pursuant to a marital settlement agreement. The right of disposition of the indicated shares is held by Paula K. Mathis as trustee of the Paula K. Mathis Trust. Address is c/o Steven S. Myers, SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(3)	Based upon information contained in Schedule 13D filed with the SEC on January 8, 2001. Mssrs. Ravich and Upchurch are reported as the beneficial owners of shares of the Company’s common stock held directly by each of (i) Libra Mezzanine Partners, L.P., (ii) Libra Mezzanine Partners II, L.P., (iii) Libra Mezzanine Partners II-A, L.P., and (iv) Libra Capital Partners, L.P. The mailing address for Jess M. Ravich and James B. Upchurch is 11766 Wilshire Boulevard, Suite 850, Los Angeles, California 90025.

(4)	Address is c/o Riordan, Lewis & Haden, 300 S. Grand Avenue, 29th Floor, Los Angeles, California 90071.

(5)	Includes 81,250 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of April 1, 2002.

(6)	Includes 111,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of April 1, 2002.

(7)	Includes 33,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of April 1, 2002.

(8)	Comprised entirely of 12,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of April 1, 2002.

(9)	Includes 130,000 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of April 1, 2002.

(10)	Mr. Woodhull is eligible to exercise 25,000 options on July 27, 2002.

(11)	Shares held as joint ownership, Ajaykumar K. Patel and Elizabeth Ann Stillman. Mr. Patel served as Executive Vice President and Chief Operating Officer of the Company until his resignation effective August 24, 2001.

(12)	Director Nominee.

(13)	Director Nominee.

Executive Compensation

Summary Compensation Table

     The following table sets forth information concerning compensation paid to the Company’s Chief Executive Officer and each of the four other executive officers of the Company who earned, or would have earned, salary and bonus in excess of $100,000 for services rendered to the Company for each of the fiscal years in the three-year period ended December 31, 2001 (the “Named Executive Officers”).

						Long Term
						Compensation
		Annual Compensation(1)				Awards

						Securities
Name and Principal						Underlying Stock	All Other
Position	Year	Salary		Bonus		Options	Compensation

Steven S. Myers(2)	2001	$398,058		$472,500	(3)	—	$—
	2000	$525,784		$—		—	$—
	1999	$550,000		$—		60,000 (4)	$—

Cathy L. Wood(5)	2001	$311,715	(6)	$412,500	(7)	—	$—
	2000	$123,799	(8)	$—		250,000	$—
	1999	$—		$—		—	$—

Thomas J. Amrhein(9)	2001	$254,213		$152,250	(10)	200,000	—
	2000	$231,145		$154,198		50,000	$—
	1999	$200,000		$62,000		57,000	$6,100	(11)

Judy L. Bedar(12)	2001	$4,615	(13)	$—		—	$—
	2000	$—		$—		—	$—
	1999	$—		$—		—	$—

Ajaykumar K. Patel(14)	2001	$260,259		$8,453		—	—
	2000	$298,461		$43,525		350,000	$—
	1999	$215,402		$93,332		79,000	$—

(1)	Excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2)	Chairman of the Board of Directors, President and Chief Executive Officer.

(3)	This includes a $375,000 bonus earned by Mr. Myers related to the sale of Emergent-East.

(4)	In July 1999, Mr. Myers was granted 60,000 stock options in his capacity as Chairman and Chief Executive Officer of the Company pursuant to the Company’s Amended 1997 Stock Option Plan. Mr. Myers relinquished all of these options in October 1999.

(5)	Chief Financial Officer and Corporate Secretary. Ms. Wood became the Company’s interim Chief Financial Officer effective August 31, 2000. Ms. Wood entered into a consulting agreement with the Company dated September 25, 2000. Ms. Wood became a full-time employee of the Company on November 1, 2001 when she entered into a two-year Employment Agreement with the Company.

(6)	This amount represents payments made to Ms. Wood pursuant to her consulting agreement with the Company for fiscal year 2001.

(7)	This includes a $365,000 bonus earned by Ms. Wood related to the sale of Emergent-East.

(8)	This represents the aggregate amount of all payments made to Ms. Wood pursuant to her consulting agreement with the Company for fiscal year 2000.

(9)	President and General Manager, Steven Myers & Associates, Inc., a wholly owned subsidiary of SM&A.

(10)	This includes a $50,000 bonus earned by Mr. Amrhein related to the sale of Emergent-East.

(11)	This amount represents premiums paid by the Company in connection with Mr. Amrhein’s life insurance policy and premiums paid by the Company under the Company’s health insurance plan.

(12)	Vice President, Corporate Controller and Chief Accounting Officer.

(13)	Ms. Bedar was hired as a full-time employee of the Company on December 10, 2001.

(14)	Mr. Patel served as Executive Vice President and Chief Operating Officer of the Company until his resignation effective August 24, 2001.

Options Granted in Last Fiscal Year

     The following table provides certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. This information includes hypothetical potential gains from stock options granted in the 2001 fiscal year. These hypothetical gains are based solely on assumed annual growth rates of 5% and 10% in the value of the Company’s Common Stock price over the five-year life of the stock options granted in 2001. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects.

	Number of	Percent of			Potential Realizable
	Shares of	Total			Value At Assumed
	Common	Options			Annual Rates of Stock
	Stock	Granted to	Exercise		Price Appreciation for
	Underlying	Employees	or Base		Option Term(2)
	Options	During	Price Per	Expiration
Name	Granted	Fiscal Year	Share(1)	Date	5%	10%

Steven S. Myers	—	—	—	—	—	—
Cathy L. Wood	—	—	—	—	—	—
Thomas J. Amrhein	200,000	14.24%	$1.160	9/17/11	$145,904	$369,748
Judy L. Bedar	—	—	—	—	—	—
Ajaykumar K. Patel	—		—	—	—	—

(1)	The options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid by delivery of cash or with shares of SM&A Common Stock already owned, subject to certain conditions. As of April 10, 2002, the last sale price of the Company’s Common Stock as quoted on the Nasdaq Stock Market was $3.09.

(2)	Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001, as well as the number of exercisable and unexercisable in- the-money stock options and their values at fiscal year-end. An option is in- the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		December 31, 2001		at December 31, 2001(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

Steven S. Myers	—	—	—	—	—	—
Cathy L. Wood	—	—	146,875	103,125	155,541	109,209
Thomas J. Amrhein	—	—	81,000	246,000	36,875	253,625
Judy L. Bedar	—	—	—	—	—	—
Ajaykumar K. Patel	46,875	$36,761	—	—	—	—

(1)	Calculated on the basis of $2.59, the closing price of the Company’s Common Stock on December 31, 2001, minus the exercise price of the option, multiplied by the number of shares subject to the option.

Employment Agreements and Termination of Employment Arrangements

     The Company entered into an Employment Agreement with Mr. Myers effective February 1, 2000 (the “Original Agreement”) which was subsequently amended on December 29, 2000 as Amendment Number 1. Amendment Number 1 reduced Mr. Myers’ base salary to $400,000. In addition, Mr. Myers continued to be eligible to receive an incentive bonus of up to $400,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. On April 12, 2002 the Company entered into Amendment Number 2. The Original Agreement and Amendment Number 1 are collectively referred to herein as the “Employment Agreement”. The Company amended the Employment Agreement to return Mr. Myers’ base salary to the amount that was paid prior to entry into Amendment Number 1. Mr. Myers’ shall now receive a base salary equal to $600,000 per year, paid in at bi-weekly installments. The Original Agreement together with Amendment Number 1 and this Amendment Number 2 constitute the entire agreement. The Employment Agreement also provides that, upon the Company’s termination of the employee without “cause”, as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. See “Board Compensation Committee Report on Executive Compensation.”

     The Company entered into an Employment Agreement with Ms. Wood effective November 1, 2001 pursuant to which Ms. Wood was appointed to serve as Chief Financial Officer of the Company. This Agreement provides for a two-year term and a base salary equal to $365,000. In addition, Ms. Wood is eligible to receive an incentive bonus based upon the attainment by the Company or its subsidiaries of certain financial performance targets established annually by the Board of Directors and the achievement of other milestones. The Employment Agreement also provides that, upon the Company’s termination of the employee without “cause”, as defined therein, the Company will continue to pay the employee her base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. On September 25, 2000 the Company entered into a Consulting Agreement with Financial Management Partners whereby Ms. Wood performed the duties of the Company’s Interim Chief Financial Officer. Ms. Wood is the President of Financial Management Partners. The Consulting Agreement provided for the payment to Financial Management Partners for Ms. Wood’s consulting services at a bi-weekly rate initially equal to $17,500, with a reduction in the bi-weekly rate to $14,000 upon the completion of the Company’s fiscal year 2000 debt restructuring. Ms. Wood was also granted an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $1.53 under the Consulting Agreement. The exercise price of the option was equal to the final price at which the Company’s Common Stock was traded at the time of the agreement. The Company considers the fees paid for the consulting services of Ms. Wood competitive with those paid for persons providing similar executive experience and service in the context of non-employee consulting.

     The Company entered into an Employment Agreement with Thomas Amrhein on November 13, 2001. This Employment Agreement provides for a two-year term and a base salary of $270,000 for the period from October 1, 2001 to October 1, 2002. On October 1, 2002 the base salary will increase to $300,000. In addition, Mr. Amrhein is eligible to receive an incentive bonus based upon the attainment by the Company or its subsidiaries of certain financial performance targets established annually by the Board of Directors with the recommendation of the Chief Executive Officer. If Mr. Amrhein remains employed by the Company as of September 30, 2003 and has submitted a satisfactory succession plan to the Board of Directors no later than August 1, 2003, Mr. Amrhein will be entitled to receive a one-time completion bonus of $60,000. The Employment Agreement also provides that, upon the Company’s termination of the employee without “cause”, as defined therein, the Company will continue to pay the employee his base salary and certain benefits until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement.

     The Company entered into an Employment Agreement with Ajaykumar K. Patel effective May 1, 2000. This Employment Agreement provided for a three-year term and for an annual base salary equal to $270,000. In addition, Mr. Patel was eligible to receive an incentive bonus of up to $230,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. Mr. Patel’s employment was terminated by mutual agreement on August 24, 2001 with no further obligation on the part of the Company.

     The Company entered into an Employment Agreement with Michael A. Piraino effective February 2000. This Employment Agreement provided for a three-year term and an annual base salary equal to $400,000. In addition, Mr. Piraino was eligible to receive an incentive bonus of up to $300,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. Under the Employment Agreement, the Company will continue to pay Mr. Piraino his base salary and certain benefits subsequent to his resignation until the earlier to occur of (i) the last day of the term of the agreement, (ii) the expiration of twelve (12) months after the effective date of termination, (iii) the date upon which the employee becomes employed on a full-time basis, or (iv) the date on which the employee violates certain non-competition and non-disclosure provisions of the agreement. By mutual agreement between Mr. Piraino and the Company, Mr. Piraino resigned from his employment with the Company on September 30, 2000. Pursuant to the terms of the Employment Agreement, Mr. Piraino received his base salary reduced by mitigation of $109,796 and certain benefits through September 30, 2001. As of December 31, 2001, the Company no longer had any financial commitments to Mr. Piraino.

Certain Relationships and Related Transactions

     On August 31, 2000 the Company entered into a Consulting Services Agreement with The Nagy Group for the provision of services related to assisting the Company in pursuing and evaluating certain restructuring transactions. Albert S. Nagy, a director of the Company during fiscal year 2001 and a director nominee for fiscal year 2002 is the Managing Director of The Nagy Group. The Consulting Services Agreement provided for monthly compensation of $15,000 plus contingent fees based on prescribed milestones. On February 11, 2001 the Agreement was modified reducing the monthly retainer to $5,000 per month. On March 11, 2002 the Company entered into a new Consulting Services Agreement with The Nagy Group for a twelve-month period beginning March 11, 2002. Mr. Nagy will perform consulting services to the Company’s subsidiary, Steven Myers & Associates, Inc. As a consultant, Mr. Nagy’s services pursuant to this agreement will be performed primarily at the premises of one or more clients of the Company’s subsidiary. The Nagy Group shall be entitled to a consulting fee of 50% of the hourly sell rate while consulting on an assignment. The Company’s subsidiary will pay or reimburse The Nagy Group for expenses reasonably incurred during the term of the agreement in the performance of his duties. The fees paid to The Nagy Group in 2001 were $186,250, of which $30,000 were attributable to the sale of Emergent-East. The fees paid to The Nagy Group in 2000 were $30,000. These monthly fees and terms are considered by the Company to be competitive with the rates and terms provided by unaffiliated third parties for similar consulting services.

     On September 25, 2000 the Company entered into a Consulting Agreement with Financial Management Partners for the provision of services related to the Company’s Interim Chief Financial Officer position. Cathy L. Wood is the President of Financial Management Partners. The Consulting Agreement provided for the payment to Financial Management Partners for Ms. Wood’s consulting services at a bi-weekly rate initially equal to $17,500, with a reduction in the bi-weekly rate to $14,000 upon the completion of the Company’s fiscal year 2000 debt restructuring. Ms. Wood was also granted an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $1.53 under the Consulting Agreement. The exercise price of the option was equal to the final price at which the Company’s Common Stock was traded at the time of the agreement. The Company considers the fees paid for the consulting services of Ms. Wood competitive with those paid for persons providing similar executive experience and service in the context of non-employee consulting. On November 13, 2001, Ms. Wood became a full-time employee of the Company when she entered into an Employment Agreement with the Company.

     The Company charters aircraft from time to time through an air service chartering company controlled by the Company’s principal shareholder. The terms of use and charter rates the Company pays are established by the air service chartering company and the Company considers the rates paid to be competitive with charter rates and on terms as favorable as those from unaffiliated third parties for similar aircraft. Charter fees amounted to approximately $48,000, $149,000, and $396,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

     The Company provides office space and administrative services to this same air service chartering company. The Company is reimbursed by them at the rates paid to the lessor for the space based on square footage, headcount, and actual costs for other services. At December 31, 2001, and 2000, the chartering company owed the Company $156,000, and $66,000, respectively.

     On November 20, 2000, the Company entered into a service agreement with the Precept Group (“Precept”). Wade R. Olson, a director nominee of the Company, is Founder, President and Chief Executive Officer of Precept. Fees paid to Precept in 2001 totaled approximately $120,000. Services were paid as service fees to Blue Cross, Met Life, Guardian and the third party administrator. Precept provides health and welfare brokerage services, retirement plan consulting and third party administrative services to the Company. It is projected in 2002 the service fees and the current consulting contracts will be approximately $70,000.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2001, the members of the Compensation Committee were J. Christopher Lewis, Albert S. Nagy and John R. Woodhull, all of whom were non-employee directors of the Company. None of the members of the Compensation Committee was, at any time during fiscal 2001 or at any other time, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or Board members of such other entities.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee (the “Committee”) of the Board of Directors hereby submits its report concerning the compensation policies of the Company. The Committee oversees the general compensation plan of the Company, sets the specific compensation of the Company’s Chief Executive Officer, the Chief Financial Officer and the President and General Manager (the “Senior Executives”), reviews the Chief Executive Officer’s annual compensation plan for levels other than the Senior Executives, and oversees the Company’s stock incentive plans. During the fiscal year ending December 31, 2001 the Committee was comprised of two non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

Compensation Policy and Philosophy

     The Company’s executive compensation program is designed to align executive compensation with the Company’s business strategy and performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with other companies of similar size and service offerings; and (iii) to motivate executives to enhance long-term shareholder value by building appropriate ownership in the Company.

Executive Compensation Components

     The Company’s executive compensation package is comprised of three components: base salary, incentive bonuses and stock options.

     Base salaries are the fixed component of the executive officers’ compensation package. For fiscal 2001, the Compensation Committee approved the base salaries of the Senior Executives based on (i) salaries paid to executive officers with comparable responsibilities and employed by companies with comparable businesses, (ii) performance of the Company in fiscal 2000, and (iii) individual performance in fiscal 1999. The Compensation Committee reviews Senior Executives’ salaries annually and exercised its judgment based on all of the factors described above in making its decisions. For all other executives, the Committee approves the Chief Executive Officer’s annual compensation and incentive plan. No specific formula is applied to determine the weight of each criteria.

     A portion of the compensation of executive officers may from time to time be based upon the award of stock options which rely on increases in the value of the Company’s Common Stock. In such cases, the issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company’s shareholders. Under the Company’s stock option plan, options are granted from time to time to certain officers, directors and key employees of the Company and its subsidiaries at the fair market value of the Company’s Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, the use of stock options represents compensation that is tied to the Company’s long-term performance.

     Stock options covering 200,000 shares of the Company’s Common Stock were granted to the Company’s executive officers and stock options covering 1,204,100 shares of the Company’s Common Stock were granted to other employees or directors of the Company during fiscal 2001 under the Company’s Amended and Restated Stock Option Plan. The number of options granted to each executive officer or employee was based primarily on the executive’s or employee’s ability to influence the Company’s long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value and motivate executive officers to improve long-term stock market performance.

Compensation of Senior Executives

     Steven S. Myers, Chairman, President and Chief Executive Officer

     In November 1997, the Company entered into a two-year employment agreement with Steven S. Myers, the Company’s Chief Executive Officer at such time, which provided for an annual base salary of $900,000. In addition, Mr. Myers was eligible to receive, at the discretion of the Compensation Committee, a bonus not to exceed $900,000, and the grant of stock options pursuant to the Company’s Amended Stock Option Plan. During 1998, the Committee adjusted Mr. Myers’ salary to $550,000. This salary level is more consistent with compensation levels of similar companies, and the adjustment permitted the Company to add to its senior management team without incurring increased compensation expense. In addition to his base salary, Mr. Myers received in December 1998, options to purchase 100,000 shares of the Company’s Common Stock, at the closing price of the Company’s Common Stock on the date of grant, subject to a two-year vesting schedule. In 1999, Mr. Myers did not receive a bonus. In addition to his base salary, Mr. Myers received options to purchase 60,000 shares of the Company’s Common Stock, at the closing price of the Company’s Common Stock on the date of grant, subject to a four-year vesting schedule. Mr. Myers relinquished all 160,000 options in October 1999. The Company entered into a new Employment Agreement (the “Original Agreement”) with Mr. Myers, the Company’s current Chief Executive Officer, effective February 1, 2000, which provided for a three-year term and an annual base salary of $600,000. Mr. Myers was also eligible to receive a bonus, to be determined by the Board of Directors and the Compensation Committee, not to exceed $400,000. In 2000, Mr. Myers did not receive a bonus or any options to purchase shares of the Company’s Common Stock. This Original Agreement was subsequently amended on December 29, 2000 as Amendment Number 1 which provided for an Agreement termination date of March 31, 2006 and an annual base salary of $400,000. Except as set forth in this Amendment Number 1, the Original Amendment remained in full force and effect. On April 12, 2002, the Company entered into Amendment Number 2 returning Mr. Myers’ base salary equal to $600,000 per year, paid in at bi-weekly installments. The Original Agreement together with Amendment Number 1 and Amendment Number 2 constitute the entire agreement.

     Cathy L. Wood, Chief Financial Officer and Corporate Secretary

     On September 25, 2000 the Company entered into a Consulting Agreement with Financial Management Partners whereby Cathy L. Wood performed the duties of the Company’s Interim Chief Financial Officer. Ms. Wood is the President of Financial Management Partners. The Consulting Agreement provided for the payment to Financial Management Partners for Ms. Wood’s consulting services at a bi-weekly rate initially equal to $17,500, with a reduction in the bi-weekly rate to $14,000 upon the completion of the Company’s fiscal year 2000 debt restructuring. Ms. Wood was also granted an option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $1.53 under the Consulting Agreement. The exercise price of the option was equal to the final price at which the Company’s Common Stock was traded at the time of the agreement. The Company considers the fees paid for the consulting services of Ms. Wood to be competitive with those paid for persons providing similar executive experience and service in the context of non-employee consulting. The Company entered into an Employment Agreement with Ms. Wood effective November 1, 2001 to serve as Chief Financial Officer of the Company. This Agreement provides for a two-year term and a base salary equal to $365,000. In addition, Ms. Wood is eligible to receive an incentive bonus based upon the attainment by the Company or its subsidiaries of certain financial performance targets established annually by the Board of Directors and the achievement of other milestones.

     Thomas J. Amrhein, President and General Manager

     The Company entered into an Employment Agreement with Thomas J. Amrhein on November 13, 2001. Mr. Amrhein’s Employment Agreement provides for a two-year term and a base salary of $270,000 for the period from October 1, 2001 to October 1, 2002. On October 1, 2002 the base salary will increase to $300,000. In addition, Mr. Amrhein is eligible to receive incentive bonus based upon the attainment by the Company or its subsidiaries of certain financial performance targets established annually by the Board of Directors with the recommendation of the Chief Executive Officer. If Mr. Amrhein remains employed as of September 30, 2003 and has submitted a satisfactory succession plan to the Board of Directors no later than August 1, 2003, Mr. Amrhein will be entitled to receive a one-time completion bonus of $60,000.

     Ajaykumar K. Patel, Former Executive Vice President and Chief Operating Officer

     The Company entered into an Employment Agreement with Ajaykumar K. Patel effective May 1, 2000. This Employment Agreement provided for a three-year and for an annual base salary equal to $270,000. In addition, Mr. Patel was eligible to receive an incentive bonus of up to $230,000, as determined by the Board of Directors with the recommendation of the Compensation Committee. Mr. Patel’s employment was terminated by mutual agreement on August 24, 2001 with no further obligation on the part of the Company.

Compensation Committee:

J. Christopher Lewis Albert S. Nagy John R. Woodhull

Interests of Certain Persons in Matter to be Acted Upon

     All Directors and executive officers of the Company are eligible to participate in the Company’s Amended and Restated 1997 Stock Option Plan and to receive option grants thereunder and, as of April 1, 2002, the following individuals, each of whom has been a Director or executive officer of the Company at some time since the beginning of the last fiscal year, have received options to purchase shares of the Company’s Common Stock pursuant to the Plan: Steven S. Myers, Cathy L. Wood, Thomas J. Amrhein, Judy L. Bedar, J. Christopher Lewis, Albert S. Nagy, Luther J. Nussbaum, John R. Woodhull and Ajaykumar K. Patel.

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock, based on its market price, with the cumulative total return of companies on The Nasdaq Stock Market (U.S. common stocks), and companies with the same Standard Industrial Classification Code (“SIC Code”), assuming reinvestment of dividends, for the period beginning January 29, 1998 through the Company’s fiscal year ended December 31, 2001. The Company’s Common Stock was initially offered to the public on January 29, 1998. This graph assumes that the value of the investment in the Company’s Common Stock and each of the comparison groups was $100 on January 30, 1998.

     SIC code 7373 is included to reflect the computer integrated systems design services provided by the Company’s Government Services Group (Emergent-East). This portion of the Company was sold to L-3 Communications on November 30, 2001. SIC code 8742 more closely represents the Company’s current management consulting and program support services.

	1/29/98	12/31/98	12/31/99	12/31/00	12/31/01
SM&A	100.00	158.33	51.04	7.29	21.58
SIC CODE INDEX-7373	100.00	221.88	505.60	248.55	149.49
NASDAQ MARKET INDEX	100.00	135.48	238.95	150.19	119.72
SIC CODE-8742	100.00	118.68	130.42	64.19	58.85

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

     On April 12, 2002 the Board of Directors approved an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The amendment increases the number of shares of Common Stock that may be issued under the Amended and Restated ESPP from 950,000 to 1,050,000 and is subject to shareholder approval. This amendment to the Amended and Restated ESPP is being proposed to allow future purchases by employees. In addition, the Board of Directors approved an amendment providing for quarterly purchase dates under the Amended and Restated ESPP of March 31, June 30, September 30 and December 31. No other amendments to the Amended and Restated ESPP are proposed for shareholder approval.

     The Board of Directors originally approved an Employee Stock Purchase Plan (the “Original ESPP”) on January 22, 1999, authorizing the issuance of up to 250,000 shares of the Company’s Common Stock pursuant to the Original ESPP. The shareholders of the Company approved the Original ESPP at the Annual Meeting of Shareholders held on May 18, 1999. On August 2, 2000, the Board of Directors of the Company approved, subject to shareholder approval, the Amended ESPP which, among other things, permits the purchase of fractional shares. The Amended ESPP was approved by the holders of an aggregate of approximately fifty-three percent (53%) of the Company’s Common Stock by written consent as of September 19, 2000. In accordance with the 1934 Act, the Amended ESPP became effective twenty (20) days after an Information Statement, filed pursuant to Section 14c of the 1934 Act, was prepared and mailed to the Company’s shareholders. On June 6, 2001 the Amended and Restated ESPP was approved by the holders of an aggregate of approximately 12,959,571 of the Company’s shareholders.

     As of April 1, 2002, 40,635 shares remained available for purchase under the ESPP. Unless additional shares are approved for issuance under the Amended and Restated ESPP, it is possible that there will not be sufficient approved shares available for the scheduled purchase by ESPP participants on June 28, 2002.

     The ESPP was adopted by the Board of Directors to provide a means by which employees of the Company and its subsidiaries will be given an opportunity to purchase stock in the Company at a discount from the market price, to attract and retain employees, and to increase employee morale.

     The ESPP permits participants to purchase shares of the Company’s Common Stock directly from the Company by authorizing payroll withholdings over a predetermined period (each, an “Offering Period”), and purchase such shares at the end of each Offering Period with the payroll amounts withheld. Such purchase rights are granted solely to eligible employees of the Company and its subsidiaries. The Amended and Restated ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

     The following is a general summary of the Amended and Restated ESPP, which is qualified in its entirety by reference to the full text of the Amended and Restated ESPP, attached to this Proxy Statement as Exhibit C.

Administration

     The Amended and Restated ESPP is administered by the Board of Directors, or a committee thereof, which has the final power to construe and interpret the Amended and Restated ESPP and the rights granted under it. The Board of Directors has the power, subject to the provisions of the Amended and Restated ESPP, to interpret and apply the Amended and Restated ESPP and to establish rules and procedures for the administration of its responsibilities under the Amended and Restated ESPP.

Shares Subject to the Amended and Restated ESPP

     Subject to approval by the Company’s shareholders, the maximum number of shares of Common Stock available for sale under the Amended and Restated ESPP is 1,050,000, which number is subject to proportional adjustment to reflect stock splits, stock dividends, mergers, consolidations, and similar events. The shares to be sold to the Participants (as defined herein) will be issued by the Company. In the event that insufficient shares of Common Stock are available under the Amended and Restated ESPP for a full allocation of shares to all Participants on a Purchase Date (as defined herein), the Company will make a pro rata allocation of the shares remaining available for issuance, and return to each Participant any unused payroll deductions.

Eligibility

     Any person currently employed by the Company or any of its designated subsidiaries for a minimum of ninety (90) days whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any of its designated subsidiaries, excluding any persons employed by the Company or any of its designated subsidiaries on a part-time or temporary basis, (an “Employee”) may participate in the Amended and Restated ESPP.

     Notwithstanding the foregoing, no Employee is eligible for the grant of any rights under the Amended and Restated ESPP if, immediately after such grant, such Employee would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including any stock which such Employee may purchase under all outstanding rights and options). In addition, no Employee may be granted rights that would permit such Employee to buy more than $25,000 worth of Common Stock (determined at the fair market value of the Common Stock on the first day of an Offering Period) under all employee stock purchase plans of the Company in any calendar year, and no Employee may purchase more than 2,500 shares of Common Stock on each Purchase Date under the Amended and Restated ESPP.

     As of April 1, 2001, approximately 220 of the Company’s employees were eligible to participate in the Amended and Restated ESPP.

Participation In The Amended and Restated ESPP

     An Employee who has satisfied the eligibility requirements may participate in the Amended and Restated ESPP (a “Participant”) by delivering an election notice form to the Company, authorizing payroll deductions and designating the amount of payroll deductions to be made from the Participant’s paycheck. The amount of payroll deductions must be in whole percentages, not to exceed fifteen percent (15%). Payroll deductions will begin on the first day of each Offering Period (January 1, April 1, July 1, and October 1) (an “Enrollment Date”) following the filing of an election notice form with the Company.

     The Company will establish and maintain a separate account for each Participant (the “Account”), and all payroll deductions made for a Participant will be credited to such Participant’s Account and deposited with the general funds of the Company. No interest will be paid or allowed on amounts credited to a Participant’s Account, and a Participant may not make any additional payments to such account.

     Subject to approval by the Company’s shareholders, on the last day of each Offering Period (March 31, June 30, September 30, and December 31) (a “Purchase Date”), each Participant will have the right to purchase from the Company, at the purchase price discussed below, that number of shares of Common Stock (including fractional shares) that can be purchased or issued by the Company with the amounts held in such Participant’s Account.

Purchase of Shares Under the Amended ESPP

     A Participant who does not, prior to a Purchase Date, notify the Company that such Participant does not want to purchase any shares of Common Stock pursuant to the Amended ESPP or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, will be deemed to elect to purchase the maximum number of shares of Common Stock (including fractional shares) purchasable with the amounts held in such Participant’s Account. Any amounts in an Account not used on a Purchase Date will remain in such Account and be eligible to purchase Common Stock on a subsequent Purchase Date.

Purchase Price

     The purchase price for the Common Stock purchased pursuant to the Amended ESPP (the “Purchase Price”) shall be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the Enrollment Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

     The “Fair Market Value” means the value of the Common Stock determined as follows:

     (a)  If the Common Stock is listed or admitted to trading on the Nasdaq Small Cap Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price for such stock on the date of valuation on the Nasdaq Small Cap Market or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on the Nasdaq Small Cap Market or such exchange on the next preceding day on which a sale occurred.

     (b)  If the Common Stock is not then listed or admitted to trading on the Nasdaq Small Cap Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

     (c)  If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding.

     As of April 1, 2002, the closing price of the Company’s Common Stock on the Nasdaq Small Cap Market was $3.00 per share.

Delivery of Stock

     Shares of the Company’s Common Stock acquired under the Amended and Restated ESPP are issued directly to a contract administrator (“Administrator”) engaged by the Company to administer the Amended and Restated ESPP, and are held in the name of the Administrator for the benefit of the Amended and Restated ESPP. Only whole shares of the Company’s Common Stock are issuable to a Participant upon a share withdrawal. A payment will be made to the Participant for any fractional shares of the Company’s Common Stock owned by the Participant. The payment is computed using the Fair Market Value of a share of the Company’s Common Stock on the date the withdrawal is processed by the Company. For shares of the Company’s Common Stock sold by a Participant from his or her account maintained by the Administrator, the Participant will receive credit for all whole and fractional shares at the actual price for which the shares were sold.

Withdrawal

     A Participant may withdraw the amounts held in such Participant’s Account at any time prior to the Purchase Date of an Offering Period by delivering a written notice of withdrawal to the Company. The entire balance of the Account will be paid to the Participant, and the Participant will cease to participate in the Amended and Restated ESPP for the remainder of the Offering Period in which the withdrawal notice was given. An Employee who has withdrawn at least thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Amended and Restated ESPP for the remainder of the Offering Period, but may then be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new election notice form to the Company. An Employee who has withdrawn less than thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Amended and Restated ESPP for the remainder of the Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new election notice form to the Company.

Expiration of Rights

     A Participant’s participation in the Amended and Restated ESPP terminates upon termination of such Participant’s employment with the Company or its subsidiaries for any reason. Upon such termination, the entire balance of such Participant’s Account will be paid to the Participant or his or her beneficiary, without interest.

     A Participant may designate a beneficiary who is to receive any shares of Common Stock purchased under the Amended and Restated ESPP or any cash from the Participant’s Account in the event of such Participant’s death. If no beneficiary is designated, any cash or shares will be delivered to the executor or administrator of the Participant’s estate.

Corporate Change

     Upon a merger or consolidation in which the Company is not the surviving entity, or the sale of substantially all of the assets of the Company or a reverse merger in which the Company is the surviving entity (a “Corporate Change”), either (i) the surviving corporation shall assume the rights previously granted pursuant to the Amended and Restated ESPP or substitute new rights covering the shares of the successor corporation, with appropriate adjustments to the number and kind of shares and prices, or (ii) the Amended and Restated ESPP and rights previously granted pursuant to the Amended and Restated ESPP will continue in full force. If a surviving corporation refuses to assume or continue the Amended and Restated ESPP, or to substitute similar options, then any rights outstanding will be exercised automatically as if the effective date of the Corporate Change were a Purchase Date, unless a Participant withdraws from the Amended and Restated ESPP prior to such effective date.

Amendments and Termination

     The Company may amend, modify or terminate the Amended and Restated ESPP at any time. Unless terminated earlier pursuant to the terms of the Amended and Restated ESPP, the Amended and Restated ESPP will terminate on December 31, 2008. Upon termination of the Amended and Restated ESPP, all benefits will become payable immediately.

     The Company may make the following amendments to the Amended and Restated ESPP, provided that the Company obtain the prior approval of the Company’s shareholders:

     (a)   Amendments that increase the number of shares of Common Stock that may be issued under the Amended and Restated ESPP;

     (b)   Amendments that materially modify the eligibility requirements for participation in the Amended and Restated ESPP; and

     (c)   Amendments that increase the benefits that accrue to Participants under the Amended and Restated ESPP.

Restrictions on Transfer

     Rights granted under the Amended and Restated ESPP are not transferable other than by will or the laws of descent and distribution, and during an Employee’s lifetime, may be exercised only by the Employee to whom such rights are granted.

Federal Income Tax Information

     The Amended and Restated ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no income will be taxable to a Participant at the time the shares of Common Stock are purchased from the Company pursuant to the Amended and Restated ESPP, and no income will be taxable to a Participant until disposition of the shares acquired. The method of taxation upon disposition will depend upon the holding period of the purchased shares.

     If the Common Stock is disposed of at least two (2) years after the Enrollment Date and at least one (1) year after the Purchase Date, or in the event of a Participant’s death while owning such shares, then the lesser of (a) the fifteen percent (15%) excess of the Fair Market Value of the Common Stock at the time the option was granted over the Purchase Price, or (b) the excess of the Fair Market Value of the Common Stock at the time of the disposition over the Purchase Price, will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss.

     If the Common Stock is disposed of before the expiration of either of the holding periods described above (a “Disqualifying Disposition”), then the entire excess of the Fair Market Value of the stock on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the Common Stock is disposed of for less than the Fair Market Value on the Purchase Date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sale price and the Fair Market Value of the stock on the Purchase Date.

     There are no federal income tax consequences to the Company by reason of the grant or purchase of rights under the Amended and Restated ESPP. The Company will be entitled to a deduction, however, to the extent that a Participant recognizes ordinary income on a Disqualifying Disposition of the shares.

New ESPP Benefits

     Participation in the Amended and Restated ESPP is voluntary and is dependent upon each eligible Employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended and Restated ESPP are not determinable.

Required Vote of Shareholders

     The approval of a majority of the shares of Common Stock is required to approve the proposed amendment to the Amended and Restated ESPP increasing the number of shares available for issuance thereunder.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF AMENDMENT OF THE AMENDED AND RESTATED ESPP. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE AMENDED ESPP UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Such persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements except that John R. Woodhull, Albert S. Nagy, and Luther J. Nussbaum were granted stock options in July 2001 and reported in December 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed the Company’s audited statements for the year ended December 31, 2001. In conjunction with its review, the Audit Committee has met with the management of the Company to discuss the audited financial statements. In addition, the Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP (“E&Y”), the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from E&Y required by the Independence Standards Board No. 1. The Audit Committee has also discussed with E&Y its independence from management and the Company. E&Y has full and free access to the Audit Committee.

     Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

J. Christopher Lewis John R. Woodhull Luther J. Nussbaum

INDEPENDENT ACCOUNTANTS

Previous independent accountants

     On May 3, 2001, the Company dismissed KPMG LLP (“KPMG”) as its independent audit firm. The decision to change the independent audit firm was recommended by our audit committee and approved by our board of directors.

     During the fiscal year ended December 31, 2000, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years.

     Except as described in Exhibit D attached hereto, during the fiscal year ended December 31, 2000 and through May 3, 2001, KPMG had not advised the Company of any reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934). None of the conditions described in Exhibit D resulted in any disagreements or differences in opinion between the Company and KPMG.

     The Company requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit E and is incorporated herein by reference.

Current Independent Accountants

     As of April 15, 2002 Ernst & Young LLP (“E&Y”) remain as the Company’s independent auditors and is being considered for fiscal 2002 services. A member of E&Y is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if so desired, will should be available to respond to appropriate questions regarding E&Y’s audit of the Company’s 2001 financial statements.

Audit and Other Fees

     Fees billed by E&Y for the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2001 totaled $339,000. All other fees billed to the Company by E&Y were approximately $1,066,000, including audit related services of $58,000 and non-audit services of $1,008,000. Audit related services include pension plan audits and accounting consultations. Non-audit services consist primarily of tax services and professional services provided in connection with the sale of Emergent-East.

Financial Information System Design and Implementation Fees

     The Company did not incur any fees for professional services rendered in information systems design and implementation during the 2001 fiscal year.

Audit Committee Consideration

     The Company’s Audit Committee has considered whether E&Y’s provision of the services which generated the Audit and Other Fees reported above is compatible with maintaining E&Y’s independence as the Company’s principal independent accounting firm.

Work Performed by Principal Accountant’s Full Time Permanent Employees

     E&Y’s services rendered in performing the Company’s audit for fiscal year 2001 were performed by full time, permanent employees and partners of E&Y.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the next Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than January 20, 2003 to be included in the proxy material for next year’s Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

OTHER MATTERS

     The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND PROMPTLY RETURN THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Cathy L. Wood, Secretary

Newport Beach, California
April 15, 2002

Exhibit A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
SM&A

I.   ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, two of which are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

II.  STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

III. RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the company’s financial reporting process on behalf of the board and report the results of their activities to the board. White the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. It is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations.

     The committee, in carrying out is responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of nonaudit services with the auditors’ independence. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ ratification.

     The committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the independent auditors to meet privately with the members of the committee.

     The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Exhibit B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
SM&A

I.   ORGANIZATION

     The Compensation Committee shall consist of at least two non-employee Board members appointed by the Board. A “non-employee” Board member shall not be eligible to serve on the Compensation Committee unless he or she can establish that he or she:

•	is not a current employee;

•	is not a former employee currently receiving compensation for prior services; and

•	does not receive compensation, directly or indirectly (other than certain de minimis compensation), for services in any capacity other than as a Board member.

II.  STATEMENT OF POLICY

     The Compensation Committee shall provide guidance and periodic monitoring for all corporate compensation, benefit, and employee equity programs. Except as set forth herein, the Compensation Committee’s actions will generally relate to overall considerations, policy, and strategy.

     The Compensation Committee shall have sole and exclusive authority to administer the Amended 1997 Stock Option Plan with respect to the Company’s Senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”).

     The Compensation Committee shall have sole and exclusive authority to establish the compensation payable to the Company’s executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, including the adjustment of base salary each year, the implementation and administration of incentive compensation programs for such individuals and the authorization of all awards to such individuals under these incentive programs.

     The Compensation Committee shall approve all perquisites, equity incentive awards, special cash payments or loans made or paid to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

     The Compensation Committee shall assist the Board in succession planning for executive officers.

     The Compensation Committee shall perform any other responsibilities from time to time assigned by Board resolution.

III. RESPONSIBILITIES AND PROCESSES

     The Compensation Committee shall meet with the Chief Executive Officer prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year.

     At the end of each fiscal year, the Compensation Committee shall meet to review the performance of Senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 under those programs and award bonuses thereunder. At that time, the Compensation Committee shall also adjust base salary levels for Senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, and review the overall performance of the Company’s employee benefit plans.

     The Compensation Committee shall also meet as and when necessary to administer the Amended 1997 Stock Option Plan with respect to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

     The Compensation Committee shall convene periodically as necessary to act upon any other matters within its jurisdiction under this charter.

     Minutes shall be kept of each meeting of the Compensation Committee and will be provided to each member of the Board of Directors. Any action of the Compensation Committee, other than equity incentive awards under the Amended 1997 Stock Option Plan to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, shall be subject to revision, modification or rescission by the Board of Directors.

Exhibit C

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

     SM&A, a California corporation (the “Company”), originally adopted an Employee Stock Purchase Plan effective as of May 1, 1999, and amendments to the plan followed by shareholder approval on September 19, 2000 and June 6, 2001 This Amended and Restated Employee Stock Purchase Plan (the “Plan”) is effective as of June 5, 2002.

ARTICLE 1
PURPOSE OF THE PLAN

     1.1   Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and the Company’s subsidiaries as the Company’s Board of Directors (the “Board of Directors” or the “Board”) may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”), may acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for, and purchase directly from the Company, shares of the Company Stock at a discount from the market price and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Accordingly, the provisions of the Plan shall be administered, interpreted, and construed in a matter consistent with the requirements of that section of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE 2
DEFINITIONS

     2.1   Compensation. “Compensation” means wages, tips, overtime pay, bonuses, commissions, and other Compensation reported on Form W-2. Compensation shall include any amounts contributed by the Employer pursuant to a salary reduction agreement that is not currently includible in the Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(g)(3), 402(h)(1)(B), 403(b), 414(h)(2), or 457(b). Compensation excludes the sum of all of the following items, even if otherwise includible in gross income: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits; (iii) moving expenses; (iv) deferred compensation; and (v) welfare benefits.

     2.2   Eligibility Date. “Eligibility Date” means ninety (90) calendar days from an Employee’s initial date of employment with the Company or any of its Designated Subsidiaries.

     2.3   Employee. “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to federal withholding of income or employment taxes, but excluding any persons employed by the Company or any Designated Subsidiary on a part-time (less than 20 hours per week) or temporary basis.

     2.4   Enrollment Date. “Enrollment Date” means the first day of each Offering Period (January 1, April 1, July 1, and October 1) under the Plan.

     2.5   Five Percent (5%) Owner. “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock and/or hold outstanding options to purchase Company Stock possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

     2.6   Offering Period. “Offering Period” means either of the three-month periods from January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each year.

     2.7   Participant. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

     2.8   Purchase Date. “Purchase Date” means the last day of each Offering Period (i.e., March 31, June 30, September 30 or December 31).

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

     3.1   Eligibility. Subject to limitations imposed by Section 423(b) of the Code, each Employee of the Company or any Designated Subsidiary may become a Participant in the Plan on the Enrollment Date coincident with or next following the Eligibility Date.

     3.2   Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Company’s stock purchase coordinator, as designated by the Company, of an election notice form provided by the Company (the “Election Notice Form”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Enrollment Date coincident with or next following the filing of the Participant’s Election Notice Form and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Election Notice Form providing for a change in the Participant’s payroll deduction rate in accordance with Section 5.

     3.3   Special Rules. Under no circumstances shall:

            (a)   A 5% Owner be granted a right to purchase Company Stock under the Plan;

            (b)   A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Enrollment Date) during each calendar year; or

            (c)   The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 2,500 shares, subject to periodic adjustments under Section 10.4.

ARTICLE 4
OFFERING PERIOD

     The initial grant of the right to purchase Company Stock under the Plan shall occur on July 1, 1999 and terminate on December 31, 1999. Thereafter, the Plan shall provide for Offering Periods commencing on each Enrollment Date and terminating on the next following Purchase Date.

ARTICLE 5
PAYROLL DEDUCTIONS

5.1 Participant Election. Upon completion of the Election Notice Form, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Election Notice Form shall be effective as of the next payroll period and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2 Changes in Election. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may increase or decrease the rate of payroll deductions once during each Offering Period by completing and delivering to the Company’s stock purchase coordinator a new Election Notice Form setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the stock purchase coordinator a new Election Notice Form setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Election Notice Form.

5.3 Participant Accounts. The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE 6 GRANT OF PURCHASE RIGHTS

6.1 Right to Purchase Shares. On each Purchase Date, each Participant shall have the right to purchase at the price determined under Section 6.2 that number of shares (including fractional shares) of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his or her Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:

(a) 85% of the Fair Market Value of Company Stock on the Enrollment Date; or

(b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3 Fair Market Value. “Fair Market Value” shall be determined as follows:

(a) If the Company Stock is then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the NASDAQ National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the NASDAQ National Market or such exchange on the next preceding day on which a sale occurred.

(b) If the Company Stock is not then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (see Section 7.2) using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE 7
PURCHASE OF STOCK

     7.1   Purchase of Company Stock. A Participant who does not, prior to a Purchase Date, notify the Company that such Participant does not want to purchase any shares of Company Stock pursuant to the Plan or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, shall be deemed to elect to purchase the maximum number of shares of Company Stock (including fractional shares) purchasable with the amounts held in such Participant’s Account, at the purchase price determined under Section 6.2 above and, on each Purchase Date, the Plan shall purchase such shares on behalf of such Participant. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period. The Board or a Committee may, in its discretion, limit the purchase of Company Stock to only whole shares and not fractional shares.

     7.2   Delivery of Company Stock.

             (a)   Company Stock acquired under the Plan shall be issued directly to a contract administrator (the “Administrator”) engaged by the Company to administer the Plan under Article 9. All Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants that shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock (including fractional shares) that are being held by the Administrator for the benefit of each Participant.

             (b)   For share withdrawals, only whole shares of Company Stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares. A payment will be made to a Participant for any fractional shares of Company Stock owned by the Participant. This payment shall be computed using the Fair Market Value of a share of Company Stock on the date the withdrawal is processed by the Company’s stock purchase coordinator. For shares of Company Stock sold by a Participant from his or her account maintained by the Administrator, the Participant shall receive credit for all whole and fractional shares at the actual price for which the shares were sold.

ARTICLE 8
WITHDRAWAL

     8.1   In Service Withdrawal. At any time prior to the Purchase Date of an Offering Period, a Participant may withdraw the amounts held in his or her Account by executing and delivering to the Company’s stock purchase coordinator written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. An Employee who has withdrawn under this Section 8.1 at least thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company’s stock purchase coordinator. An Employee who has withdrawn under this Section 8.1 less than thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company’s stock purchase coordinator.

     8.2   Termination of Employment. In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant, without interest.

ARTICLE 9
PLAN ADMINISTRATION

     9.1   Plan Administration.

             (a)   The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or a committee (“Committee”) thereof. The Board or the Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

             (b)   In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

                     (i)    To designate agents to carry out responsibilities relating to the Plan;

                     (ii)    To administer, interpret, construe and apply the Plan and to answer all questions which may arise or which may be raised under the Plan by a Participant, his beneficiary or any other person whatsoever;

                     (iii)   To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                     (iv)   To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

             (c)   Any action taken in good faith by the Board or the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

     9.2    Limitation on Liability. No Employee or member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if: (a) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (b) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

ARTICLE 10
COMPANY STOCK

     10.1   Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 1,050,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

     10.2   Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

     10.3   Changes in Capitalization of the Company. Subject to any required action by the shareholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

     10.4   Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with, or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), then, to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights theretofore granted or substitute for such rights new rights covering the shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices, or (ii) the Plan and the rights theretofore granted shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue the Plan, or to substitute similar options for those under the Plan, then the Board of Directors or its committee shall cause written notice of the proposed action to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

ARTICLE 11
MISCELLANEOUS

     11.1   Amendment and Termination. The Plan shall terminate on December 31, 2008. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

               (a)   Increase the number of shares of Company Stock that may be issued under the Plan;

               (b)   Materially modify the requirements as to eligibility for participation in the Plan; or

               (c)   Materially increase the benefits that accrue to Participants under the Plan.

     11.2   Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

     11.3   No Enlargement of Employee Rights. The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

     11.4   No Additional Rights. Neither the adoption of the Plan nor the granting of any right to purchase stock hereunder shall affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law. Furthermore, no Employee shall have any rights as a Stockholder with respect to shares to be purchased under the Plan until time at which the Fair Market Value of the Common Stock is determined on the Purchase Date. Finally, except as provided in Section 10.4, no adjustments will be made for cash or stock dividends or other rights relating to Company Stock for which the record date is prior to the Purchase Date.

     11.5   Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

     11.6   Non-business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

     11.7   Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.

Exhibit D

Reportable Events Pursuant to Item 304(a)(1)(v) of Regulation S-K

     In a letter dated April 20, 2001 KPMG informed the Audit Committee that reportable conditions existed during fiscal year 2000 relating to:

•	The Company operated at times with an insufficient accounting staff at its subsidiary, Emergent — East, which constrained its ability to process and analyze accounting information on a timely basis.

•	In some instances, the Company’s contract or accounting personnel did not have an adequate understanding of the valuation status of contracts; significant adjustments were required to properly account for unbilled balances; and the Company was not able to provide explanations regarding unbilled balances.

     These conditions did not result in any disagreement or difference in opinion between the Company and KPMG.

Exhibit E

Securities and Exchange Commission
Washington, D.C. 20549

May 7, 2001

Ladies and Gentlemen:

We were previously principal accountants for Emergent Information Technologies, Inc. and, under the date of April 11, 2001, we reported on the consolidated financial statements of Emergent Information Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999. On May 3, 2001, our appointment as principal accountants was terminated. We have read Emergent Information Technologies, Inc.’s statements included under Item 4 of its Form 8-K dated May 7, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements that the change was approved by the Audit Committee and that Ernst & Young, LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Very truly yours,

/s/  KPMG LLP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
SM&A
(formerly Emergent Information Technologies, Inc.)

     The undersigned appoints Steven S. Myers and Cathy L. Wood, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of SM&A (formerly Emergent Information Technologies, Inc.) held of record by the undersigned as of April 8, 2002, at the Annual Meeting of Shareholders of SM&A to be held at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California, on Wednesday, June 5, 2002 at 10:00 a.m. local time, and at all adjournments thereof, (the “Annual Meeting”) upon the following matters, which are described in SM&A’s Proxy Statement for the Annual Meeting.

[X]	Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS:

[ ]	FOR ALL	[ ]	WITHHOLD	NOMINEES:
	NOMINEES LISTED AT RIGHT (EXCEPT AS MARKED TO THE CONTRARY BELOW)		AUTHORITY TO VOTE FOR ALL NOMINEES LISTED AT RIGHT	Steven S. Myers J. Christopher Lewis Luther J. Nussbaum Albert S. Nagy John R. Woodhull Robert J. Untracht Wade R. Olson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the lines immediately below)

_____________________	_____________________	_____________________
_____________________	_____________________	_____________________
_____________________	_____________________	_____________________

2.	FOR APPROVAL OF AMENDMENT TO AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. [ ] FOR [ ] AGAINST [ ] ABSTAIN	3.	FOR RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY. [ ] FOR [ ] AGAINST [ ] ABSTAIN

4.	TO ACT UPON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. [ ] FOR [ ] AGAINST [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Date Signature(s)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS